UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2017

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 29, 2017, Trinity Capital Corporation (the "Company") received a notice of non-objection from the Federal Reserve Bank of Kansas City to appoint Thomas Dolan as Chief Financial Officer of the Company.  Mr. Dolan has assumed this position, effective immediately.

Mr. Dolan, age 57, joined the Company's wholly-owned banking subsidiary, Los Alamos National Bank ("LANB" or the "Bank"), in April 2017 as its Senior Financial Officer and was appointed Chief Financial Officer of the Bank on June 19, 2017.  Prior to joining LANB, Mr. Dolan was most recently employed as Executive Vice President and Chief Operating Officer for Anchor Bank based in Madison, Wisconsin, and its successor, Old National Bank, until September 30, 2016.  Prior to serving in that capacity, Mr. Dolan served as Chief Financial Officer of Anchor Bank.  He is a graduate of Loyola University of Chicago and holds an MBA from University of Chicago with a concentration in Finance.

Mr. Dolan does not have a direct or indirect material interest in any transaction with the Company or LANB required to be disclosed pursuant to item 404(a) of Regulation S-K.  Mr. Dolan is not related to any other director or executive officer of the Company or LANB.

Under the terms of his employment as Chief Financial Officer of the Company and the Bank, Mr. Dolan will receive an annual base salary of $300,000, and he will participate in the benefit plans currently available to employees of the Company.  Mr. Dolan is also eligible to receive cash and stock incentives at the discretion of the Company's Board of Directors.

In addition, subject to regulatory approval, the Bank will enter into a Change in Control Agreement with Mr. Dolan (the "Change in Control Agreement") that will provide for certain benefits to Mr. Dolan if (A) there is a change in control within one (1) year of Mr. Dolan's inception of employment, and (B) within one (1) year following the change in control Mr. Dolan is effectively terminated.  Such benefits to be paid to Mr. Dolan will equal (i) a lump sum payment equal to one times Mr. Dolan's base salary at the time of the termination as a result of the change in control, (ii) Mr. Dolan's earned but unpaid annual incentive bonus, (iii) Mr. Dolan's earned but unpaid annual base salary for the period ending on the date of the termination, (iv) Mr. Dolan's accrued but unpaid time off pay, and (v) Mr. Dolan's unreimbursed business expenses.  Mr. Dolan will not be eligible to receive such benefits if he is terminated for "Cause," as defined in the Change in Control Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: July 5, 2017	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President